UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	June 5, 2007

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2034

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2007 Sempra Energy’s Board of Directors elected Carlos Ruiz Sacristan to the board.  Mr. Ruiz was also named to serve on the board’s Audit Committee and its Environmental and Technology Committee.

Mr. Ruiz, age 57, is a partner of Proyectos Estrategicos Integrales, a Mexican developing and financing company that provides comprehensive financial advisory and investment banking services to the private and public sectors, mainly in energy, infrastructure, transportation and communications.  He is also a director of Southern Copper Corporation (an integrated copper producer in Peru and Mexico), ASARCO LLC (an integrated copper producer in the United States), Banco Ve Por Mas (a Mexican banking corporation) and Constructora y Perforadora La Latina (a Mexican geothermal exploration and drilling company).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: June 5, 2007	By: / S/ Joseph A. Householder
Joseph A. Householder Sr. Vice President and Controller

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